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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           CASCO INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

       DELAWARE                                                 56-0526145
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

4205 EAST DIXON BOULEVARD, SHELBY, NC                                     28150
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(Address of principal executive office)                               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

            None

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share

            Units, each consisting of one Share of Common Stock and
                        two Redeemable Class A Warrants



                          Redeemable Class A Warrants
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-32897, (the "Registration Statement"), filed with the Commission on August 5, 1997, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.  Exhibits.

         The following exhibits required to be filed by this item are either filed herewith, or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:

                  (a) Specimen copies of the Common Stock Certificate(1) and Redeemable Class A Warrant Certificate (Exhibit
                           4.2 to the Registration Statement).

                  (b) Copies of all constituent instruments defining the rights of the holders of the Common Stock:

                           (i) Form of Certificate of Incorporation (Exhibit 3(i)(1) to the Registration Statement);

                           (ii) By-Laws (Exhibit 3(ii)(1) to the Registration Statement);

                           (iii) Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

                 (1)Incorporated by reference to the Company's Registration
                    Statement on Form 10, File Number 0-21717, filed in Washington, D.C.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 22, 1997

                                            CASCO INTERNATIONAL, INC.


                                            By:/s/ Charles R. Davis
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                                               Charles R. Davis, President